Exhibit 10.16

XIAMEN C&D HITEK CO.,LTD.
[bilingual text]

Service Contract

Contract No.: VB200749E-1

Signed at Siming District, Xiamen City

Signed on September 17, 2020

Party A: XIAMEN C&D HITEK CO., LTD.

Address: 18/F, C & D International Building, No. 1699, Huandao East Road, Siming District, Xiamen

Party B: Fuzhou Yukai Trading Co., Ltd.

Contact receiving address: Room 907, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou

Contact person: Ni Liping                     Tel.:                           E-mail:

Account Name: Fuzhou Yukai Trading Co., Ltd.

Bank of Deposit: Business Department of Head Office of Industrial Bank

Account No.:

This account serves as the only receiving account. If Party B changes this account, it shall send a written notice affixed with its official seal to Party A

End user: The Third Hospital of Xiamen

In order to clarify the rights and obligations of both parties, based on the principles of equality, mutual benefit and voluntary consensus, according to the Contract Law of the People's Republic of China, both parties have concluded this contract through friendly negotiation on the specific matters relating to the purchase and sales of products.

1. Names, Models, Quantity and Amount of Products

Currency: CNY

Package No.	Item No.	Item Code	Item Name	Product Name	Quantity	Unit of Measurement	Type of Place of Origin	Unit Price	Amount	Brand	Model, Specifications, etc.	Product Nature
1	1-1	C0505	Medical Equipment Repair & Maintenance Services	Medical Equipment Asset Management Service	3	Year	Domestic	¥11,026,666.67	¥33,080,000.00	/	/	None
Total:	(in words) CNY THIRTY-THREE MILLION AND EIGHTY THOUSAND ONLY (in figures: RMB￥33,080,000.00)

XIAMEN C&D HITEK CO., LTD.	Page 2

II. Service Content

Appendix 1

III. Place, Mode and Term of Service

1. Service term: 3 years counted from September 28, 2020 to September 27, 2023.

If Party B fails to carry out operations maintenance in time and causes losses to Party A, it shall pay liquidated damages incurred therefor;

2. Mode of service:     Party B shall provide the operation and maintenance service for monitoring points

3. Place of service: No.2, Yangzhai 2nd Road, Xiangping Sub-district, Tong’an District, Xiamen City, Fujian Province.

IV. Acceptance Standard and Method and Time Limit for Objection Raising

Acceptance shall be made according to the bidding parameter requirements and other standard operation and maintenance contents not referred to (project name: Procurement Project for Maintenance of Medical Equipment of Whole Hospital, with bidding No. [350212]XHT[GK]12020001, end user: The Third Hospital of Xiamen), and the service content shall meet the requirements of Appendix I;

V. Settlement Method and Term

Party A and Party B form a consortium to jointly participate in the bidding of the above maintenance project. Party A, as the leading party, uniformly collects the payments under Xiamen Municipal Government Procurement Contract, Party B provides the service to the end user, and Party A pays for the service agreed in this contract. The service term of this project is 3 years. Party A shall pay for the service under this contract by installment to Party B in the following ways:

1. In the first year after Party B has entered the site and begins to provide the service normally in the year, Party A shall pay Party B CNY10,950,000.00 (in words: CNY TEN MILLION NINE HUNDRED AND FIFTY THOUSAND ONLY)

2. In the second year after Party B begins to provide the service normally in the year, Party A shall pay Party B CNY10,950,000.00 (in words: CNY TEN MILLION NINE HUNDRED AND FIFTY THOUSAND ONLY)

3. In the third year after Party B begins to provide the service normally in the year, Party A shall pay Party B CNY2,180,000.00 (in words: CNY TWO MILLION ONE HUNDRED AND EIGHTY THOUSAND ONLY)

4. At the expiration of the service term, if Party B's service meets the requirements of the Bidding Document and the end user without breach of contract, Party A shall pay Party B CNY9,000,000.00 (in words: CNY NINE MILLION ONLY)

VI. Liability for Breach of Contract

1. Where either party breaches this contract, in addition to bearing the liability for breach of contract, it shall also bear all costs incurred by the observant party for realization of its creditor's rights, including but not limited to lawyer fee, litigation cost, traveling expense and correspondence charge.

2. From the date when the breaching party violates the provisions and statutory obligations under this contract, any money payable by the breaching party shall be paid in the following order: (1) all costs incurred by the observant party for realization of its creditor's rights; (2) interest or liquidated damages, damages; (3) principal of service costs.

XIAMEN C&D HITEK CO., LTD.	Page 3

VII. Settlement of Contract Disputes:

In case any dispute arises from the performance of this contract, it shall be settled by both parties through negotiation. If the negotiation fails, both parties agree that it shall be subject to the litigation with the People's Court of the place where this contract is signed.

VIII. Other Arrangements

1. Party B shall guarantee that the products provided by itself do not infringe the intellectual property right of others, otherwise it shall undertake all economic and legal liabilities resulting therefrom.

2. Party B shall concurrently perform in accordance with the contents and terms of the contract signed between Party A and the end user.

3. The total contract price is a lump-sum price for the project, which shall not be changed due to rising raw material cost or other factors during the performance of the contract. Any fax copy of the contract shall be deemed as an original, both of which shall have an equal effect.

4. This contract is made in two copies, one for each party, and shall take effect upon its signing. Where any matters not covered need to be supplemented or modified, they shall be put forward in writing and come into force after being signed and sealed by both parties.

Party A: XIAMEN C&D HITEK CO., LTD.	Party B: Fuzhou Yukai Trading Co., Ltd.
Legal / authorized representative: (signature)	Legal / authorized representative: (signature)
Contact Number:	Contact Number:

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